AGREEMENT REGARDING
CONTINUATION OF SUB-ADVISORY AGREEMENT(S)
WITH LAZARD ASSET MANAGEMENT LLC


(Please complete and return this form as soon as possible)


By my signature below, on behalf of the fund or funds listed below (the Fund(s)), the firm identified below (the Manager) and Lazard
Asset Management LLC (LAM) hereby agree
as follows:

1. Notwithstanding any assignment and termination of any existing sub-advisory agreements between the Manager and LAM, that will result from a public offering of shares of Lazard Ltd described in the letter from LAM dated February 9, 2005, the Manager and LAM hereby agree that all terms and conditions set forth in the sub-advisory agreement will continue in full force and effect.

2.  The Board(s) of Directors/Trustees of the
Fund(s) have duly authorized the continuation of the sub-advisory agreements.

3. The undersigned has authority to enter into this Agreement.

LIST APPLICABLE FUNDS HERE

Hartford International Stock HLS Fund

Agreed to and accepted this 12th day of
April, 2005

By:	/s/ Edward P. Macdonald
	(Authorized Signatory)
	Name:  Edward P. Macdonald
	Title:   Vice President and Secretary

LAZARD ASSET MANAGEMENT LLC
By:	/s/ Charles M. Burgdorf
     	(Authorized Signatory)
	Name:  Charles M. Burgdorf
	Title:  Managing Director


Please return this form to LAM by fax to: (212)
332-5785, and by mail to: Lazard Asset
Management LLC, 30 Rockefeller Plaza, New
York, NY 10112-6300, Attn: Charlie
Burgdorf.


INVESTMENT SUB-ADVISORY AGREEMENT

      Agreement dated this 30th day of
April, 2002 by and between HL Investment
Advisors, LLC, a Connecticut limited
liability company (the "Manager") and
Lazard Asset Management, a division of
Lazard Freres & Co. LLC, a limited liability company organized under the laws of New
York (the "Sub-Adviser").

      WHEREAS, the Manager serves as
the investment adviser and manager for
Hartford HLS Series Fund II, Inc. (the
"Company"), an open-end, management
investment company registered with the
Securities and Exchange Commission
("SEC") pursuant to the Investment
Company Act of 1940, as amended ("1940
Act"), that is comprised of a number of
separate series of investments that act as funding vehicles for various variable annuity contracts and variable universal life insurance policies issued by Fortis Benefits
Insurance Company (FBIC);

      WHEREAS, the Manager desires to
retain the Sub-Adviser to assist the Manager in furnishing an investment program to one series of the Company, the Hartford
International Stock HLS Fund (the
"Portfolio");

      NOW, THEREFORE, in
consideration of the mutual agreements
herein made, the Manager and the Sub-
Adviser agree as follows:

      1. APPOINTMENT AND
EXPENSES OF THE SUB-ADVISER.  The
Manager hereby appoints the Sub-Adviser to serve as sub-adviser with respect to the assets of the Portfolio and to perform the services hereinafter set forth and the Sub-
Adviser hereby accepts such appointment.
The Sub-Adviser agrees, for the
compensation herein provided, to assume all obligations herein provided and bear all its personnel and other expenses associated with the performance of its services hereunder. The Company shall be responsible for the Portfolio's administrative and other direct expenses, including, but not limited to: (a) fees pursuant to any plan of distribution that the Portfolio may adopt; (b) the Portfolio's brokerage and commission expenses, including all ordinary and reasonable transaction costs; (c) fees and expenses of pricing services used by the Company to determine the value of the Portfolio's holdings; (d) Federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Portfolio; (e) interest charges on any Portfolio borrowings; (f) the Company's organizational and offering expenses; (g) the cost of the Company's personnel providing services to the Company; (h) fees and expenses of registering the Company's shares under the appropriate Federal securities laws and of qualifying the Company's shares under applicable state securities laws and pursuant to any foreign laws; (i) expenses of printing and distributing reports to the Company's shareholders, proxy materials, prospectuses and distribution of dividends; (j) costs of the Company's shareholders' meetings and proxy solicitation; (k) charges and expenses of the Company's custodian and registrar, transfer agent and dividend disbursing agent; (l) compensation of the Company's officers, directors and employees that are not "affiliated persons" or "interested persons" [as defined in Section 2(a) of the 1940 Act and the rules, regulations and releases relating thereto] of the Sub-Adviser;
(m) the Company's legal and auditing
expenses; (n) cost of certificates
representing shares of the Portfolio; (o) the Company's costs of stationery and supplies;
(p) the Company's insurance expenses; (q) the Company's association membership dues; (r) travel expenses of officers and employees of the Sub-Adviser to the extent such expenses relate to the attendance of such persons at meetings at the request of the Board of Directors of the Company
(EXCEPT that a representative of the Sub-
Adviser will attend one Board meeting per year, at the Sub-Adviser's own expense);
and (s) travel expenses for attendance at Board of Directors meetings by members of the Board of Directors of the Company who are not "interested persons" or "affiliated persons" of the Sub-Adviser. The Sub-
Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or on behalf of the Company in any way or otherwise be deemed an agent of the Company.

      2. DUTIES OF THE SUB-
ADVISER.  The Sub-Adviser will deal in
good faith and with due diligence and will use professional skill, care and judgment in the performance of its duties under this Agreement. In so doing, the Sub-Adviser shall formulate and implement a continuing program for the management of the assets of the Portfolio. The Sub-Adviser shall amend and update such program from time to time as financial and other economic conditions warrant. The Sub-Adviser shall make all determinations with respect to the investment of the assets of the Portfolio and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of the Portfolio. The Manager shall be responsible for the administration of the investment activities of the Company and the Portfolio, including compliance with the requirements of the 1940 Act, except for the investment management activities specifically delegated to the Sub-Adviser pursuant to this Agreement.

      3. POWERS OF THE SUB-ADVISER.

            3.1 The Sub-Adviser's
power to direct the investment and
reinvestment of the assets of the Portfolio shall be exercised in accordance with applicable law, the Company's Articles of Incorporation and the investment objectives, policies and restrictions set forth in the then-current Prospectus and Statement of
Additional Information (collectively the
"Prospectus") relating to the Portfolio
contained in the Company's Registration
Statement under the 1940 Act and the
Securities Act of 1933, as amended.  The
Company and/or the Manager may also
place additional limitations on the Sub-
Adviser's investment decisions by written notice to the Sub-Adviser. The Company agrees to provide promptly to the Sub-
Adviser a copy of the documents mentioned above and all changes made to such documents.

            3.2 While the Sub-
Adviser will have day-to-day responsibility for the discretionary investment decisions to be made on behalf of the Portfolio, the Sub-
Adviser will be subject to oversight by the Manager. Such oversight, however, shall not require prior approval of discretionary investment decisions made by the Sub-
Adviser except as may be required by
applicable law, the Portfolio's investment policies and restrictions and/or any limitations imposed on the Sub-Adviser by the Company and/or the Manager pursuant to the preceding paragraph. The Manager shall retain the right to instruct the Sub-
Adviser to effect any transactions necessary to ensure compliance with the Portfolio's investment policies and restrictions as well as the requirements of Subchapter M of the Internal Revenue Code and the provisions of
Section 817(h) of the Internal Revenue Code and the regulations promulgated thereunder.

            3.3 In the event the Sub-
Adviser's compliance with any amendment
of the Portfolio's investment objectives, policies and restrictions or other limitations placed on the Sub-Adviser's investment decisions with respect to the Portfolio would interfere with the completion of any transaction commenced on behalf of the Portfolio prior to the Sub-Adviser's knowledge of such amendment, the Sub-
Adviser may complete such transaction
unless doing so would violate any applicable law, rule or regulation. In such an event, the Sub-Adviser will not be responsible for any loss that may result from the completion of the transaction.

            3.4 Further, and except as
may be qualified elsewhere in this
Agreement, the Sub-Adviser is hereby
authorized, for and on behalf of the
Company, with respect to the Portfolio, in its discretion to:

      (a) exercise any
      conversion and/or subscription rights
      available in connection with any
      securities or other investments held
      in the Portfolio;

      (b) maintain all or part of
      the Portfolio's assets uninvested in
      short-term income-producing
      instruments for such periods of time
      as shall be deemed reasonable and
      prudent by the Sub-Adviser;

      (c) instruct the
      Custodian, in accordance with the
      Custodian Agreement,  to deliver for
      cash received, securities or other
      cash and/or securities instruments
      sold, exchanged, redeemed or
      otherwise disposed of from the
      Portfolio, and to pay cash for
      securities or other cash and/or
      securities instruments delivered to
      the Custodian and/or credited to the
      Portfolio upon acquisition of the
      same for the Portfolio;

      (d) determine how to vote
      all proxies received with respect to
      securities held in the Portfolio and
      direct the Custodian as to the voting
      of such proxies; and

      (e) generally, perform
      any other act necessary to enable the
      Sub-Adviser to carry out its
      obligations under this Agreement.

      4. SELECTION OF BROKER-DEALERS.
The Sub-Adviser shall select
the brokers and dealers through whom
transactions on behalf of the Portfolio will be executed and the markets on or in which such transactions will be executed and shall place, in the name of the Portfolio or its nominee (or appropriate foreign equivalent), all such orders. In selecting brokers and dealers to execute such transactions, and in negotiating brokerage commissions, and in obtaining research, statistical and other information from brokers and dealers in connection with Portfolio transactions, the
Sub-Adviser shall comply with the
description of the process contained in the Prospectus.

            4.1 It is understood that
certain other clients (including other funds, portfolios and accounts) of the Sub-Adviser may have investment objectives and policies similar to those of the Portfolio and that the Sub-Adviser may, from time to time, make recommendations that result in the purchase
(or sale) of a particular security by its other clients and the Portfolio during the same period of time. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, the Sub-Adviser shall allocate the securities or investments to be purchased or sold, as well as the expenses incurred in the transactions (including price) in a manner the Sub-Adviser considers equitable and consistent with its obligations to the Portfolio and the Sub-Adviser's other clients.

            4.2 The Sub-Adviser
agrees that it will only enter into
transactions that are covered by Section
10(f) or Section 17(e) of the 1940 Act if it has (i) complied with Rule 10f-3 or Rule
17e-1 thereunder, respectively, or the terms of an appropriate exemptive order issued to the Company by the SEC, and (ii) has complied with the procedures adopted thereunder by the Board of Directors of the Company which may, pursuant to authority granted by the Company, be supplemented by interpretive guidelines of the Manager.
Aside from parties that are known or should be known by the Sub-Adviser, the Manager shall promptly notify the Sub-Adviser of any additional parties with whom engaging in a transaction for the Portfolio would result in a violation of the 1940 Act.

      5. REPORTS AND INFORMATION
TO BE PROVIDED BY THE SUB-ADVISER.
The Sub-Adviser shall furnish such information and reports relating to the Portfolio, its holdings and transactions involving Portfolio securities as the Manager and/or the Company may reasonably require to fulfill its or their legal responsibilities or to meet regulatory requirements or discharge other duties they may have. Among the subjects of the reports and information to be provided by the Sub-Adviser are the following:

      (a) Information
      reasonably required by the Manager
      to determine the Company's and
      Portfolio's compliance with the 1940
      Act, the Advisers Act, the Internal
      Revenue Code, applicable federal
      and state securities and insurance
      laws and other applicable laws and
      regulations or regulatory and taxing
      authorities in the United States and
      other relevant countries;

      (b) Information
      reasonably required by the Manager
      to meet the accounting and
      operational requirements of the
      Portfolio.  Specific examples of the
      types of reports and information that
      will be needed by the Manager and
      the Company are set forth in
      Exhibit A, attached hereto;

      (c) Information
      reasonably required by the Manager
      to satisfy its reporting obligations to
      the Company arising from the
      Investment Advisory and
      Management Agreement between the
      Manager and the Company;

      (d) Information
      reasonably requested by the Manager
      to determine the Portfolio's
      compliance with Rule 17f-5 under
      the 1940 Act, relating to foreign
      custodians and sub-custodians;

      (e) Information
      reasonably required by the Manager
      to determine the Sub-Adviser's
      compliance with Rule 17j-1 under
      the 1940 Act with respect to the Sub-
      Adviser's activities on behalf of the
      Portfolio;

      (f) Information
      reasonably required by the Manager
      to determine compliance with Rule
      10f-3 and Rule 17e-1 under the 1940
      Act with respect to the Sub-Adviser's
      (or its affiliates') activities on behalf of the Portfolio; and

      (g) Information
      reasonably necessary to respond to
      specific inquiries from the
      Company's management and/or
      Board of Directors.

      6. NON-EXCLUSIVE SERVICES, CONFLICTS
OF INTEREST AND MATERIAL NONPUBLIC
INFORMATION.  The Manager
understands that the Sub-Adviser and its affiliates may furnish investment management and advisory services to others, and that the Sub-Adviser and its affiliates shall be at all times free, in their discretion, to make recommendations to, and investments for, others which may or may not correspond to investments made for the Portfolio. The Manager further understands that the Sub-Adviser, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Sub-Adviser effects for the Portfolio. Actions taken by the Sub-
Adviser on behalf of the Portfolio may be the same as, or different from, actions taken by the Sub-Adviser on its own behalf or for others or from actions taken by the Sub-
Adviser's affiliates, officers, directors, partners, employees of the Sub-Adviser or its affiliates, or the family members of such persons or other investors. The Sub-Adviser represents that it has in effect a code of ethics that complies with Rule 17j-1 under the 1940 Act and has procedures in place that, taken together, provide reasonable enforcement of the code's provisions.
Similarly, the Sub-Adviser represents that, with respect to the use of nonmaterial nonpublic information, it has complied, and will continue to comply, with Section 204A of the Investment Advisers Act of 1940, as amended ("Advisers Act") and any rules thereunder.

      7. DISCLOSURE OF INFORMATION AND
CONFIDENTIALITY.

            7.1 The Sub-Adviser, the
Company and the Manager, either during or after the termination of this Agreement, are authorized with respect to matters arising out of this Agreement to make any disclosures and/or participate in any conduct required by any applicable law, rule, regulation, self-regulating organization, investment exchange or any other body having regulatory or enforcement responsibility with respect to any investment business conducted by the Sub-Adviser on behalf of the Portfolio.

            7.2 Subject to the
preceding paragraph, the Sub-Adviser
agrees that all information which has or will come into its possession or knowledge concerning the Portfolio or its investments in connection with this Agreement shall be held by the Sub-Adviser in confidence. The
Sub-Adviser shall make no use of such
information other than for the performance of this Agreement, shall disclose such information only to the directors, officers or employees of the Sub-Adviser or its affiliated firms or of any third party appointed pursuant to this Agreement requiring such information and shall not disclose such information to any other person without the written consent of the Company; provided, however, that to the extent the investments for the Portfolio are similar to investments for other clients of the Sub-Adviser, the Sub-Adviser may disclose such investments without direct reference to the Portfolio. The Sub-Adviser may also include the name of the Portfolio in a representative client list.

            7.3 Subject to the
preceding paragraph, the Company and the Manager agree that all information which has or will come into their possession or knowledge concerning the operations and procedures of the Sub-Adviser shall be held by the Company and the Manager in confidence. The Company and the Manager shall make no use of such information other than for the performance of this Agreement, shall disclose such information only to their directors, officers or employees or those of its affiliated firms and shall not disclose such information to any other person without the written consent of the Sub-
Adviser.

            7.4 The Manager and the
Company agree not to refer to Lazard Asset
Management, Lazard Freres & Co. LLC or
their affiliates in any advertisement or other document without prior consent of the Sub-
Adviser.  Similarly, Lazard Asset
Management, Lazard Freres & Co. LLC and
their affiliates shall not refer to the Manager, the Company, the Portfolio, or any affiliate of the Manager in any advertisement or other document without the Manager's prior consent. However, the Parties to this Agreement agree that they may reference one another as necessary in regulatory and other legal filings. Further, the parties agree that they will not unreasonably withhold permission to use their names or otherwise reference them in materials used to describe the Portfolio and/or the Company.

      8. DEALINGS WITH THE CUSTODIAN.
The Manager shall notify
the Sub-Adviser of the appointment of the custodian(s) ("Custodian") for all or any portion of the Portfolio's assets, shall provide the Sub-Adviser with a true and complete copy of each agreement with the Custodian that deals with the Portfolio's assets ("Custodian Agreements"), and shall provide the Sub-Adviser with the names of persons authorized to act on behalf of the Custodian and such other information as the Sub-Adviser shall reasonably require. The
Sub-Adviser agrees to give instructions in accordance with the terms of the applicable
Custodian Agreements.  The Company
agrees to provide promptly to the Sub-
Adviser a copy of all relevant Custodian
Agreements, and all changes made to such documents.

      9. DELEGATION OF THE
SUB-ADVISER'S RESPONSIBILITIES.
The Sub-Adviser may not delegate its
investment advisory responsibilities as Sub-
Adviser to the Portfolio.  However, the Sub-
Adviser may employ, retain or otherwise
avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing the Sub-Adviser, the Manager or the Portfolio with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or as may otherwise be helpful to the Manager or the Portfolio, or in the discharge of the Sub-
Adviser's overall responsibilities with
respect to the other accounts for which it serves as investment manager or investment adviser.

The Sub-Adviser's acquisition of
information, advice or assistance pursuant to this paragraph shall be at the Sub-Adviser's own expense and shall not relieve the Sub-
Adviser of any of its obligations under this Agreement.

      10. COMPENSATION.  For the
services to be rendered under this
Agreement and the facilities to be furnished, the Manager shall pay to the Sub-Adviser for each fiscal year of the Company, a monthly management fee at the annual rate of .45 of 1% of the Portfolio's first $100 million of average daily net assets and .375 of 1% of the Portfolio's average daily net assets in excess of $100 million. The monthly management fee shall be paid to the Sub-Adviser not later than the tenth business day of the month following the month in which such services were rendered and shall be based upon the average net asset values of all the issued and outstanding shares of the Portfolio as determined as of the close of each business day of the month pursuant to the Articles of Incorporation, Bylaws and currently effective Prospectus of the
Portfolio. Payments of the monthly
management fee will be accompanied by
documentation that verifies the calculation of such fee. If the management of the Portfolio by the Sub-Adviser commences or terminates at any time other than the beginning or end of a month, the management fee shall be prorated for that portion of such month during which this Agreement was in force.

      11. REPRESENTATIONS OF
THE SUB-ADVISER.  The Sub-Adviser
represents and agrees that:

      (a) The Sub-Adviser is
      registered as an "investment adviser"
      under the Advisers Act and is
      currently in compliance in all
      material respects and shall at all
      times continue to comply in all
      material respects with the
      requirements imposed upon it by the
      Advisers Act, the 1940 Act, the
      Internal Revenue Code, state
      securities laws and all applicable
      rules and regulations thereunder as
      they relate to the services provided
      under this Agreement.  The Sub-
      Adviser will immediately notify the
      Manager if it becomes aware of the
      occurrence of any event that would
      disqualify the Sub-Adviser from
      serving as an investment adviser of
      an investment company pursuant to
      Section 9 of the 1940 Act or any
      other applicable law or regulation.

      (b) The Sub-Adviser will
      maintain, keep current and accurate,
      and preserve all records with respect
      to the Portfolio as are required of it
      under the Advisers Act and the 1940
      Act, in the manner provided by such
      Acts and the rules thereunder.  The
      Sub-Adviser agrees that such records
      are the property of the Company, and
      following termination of this
      Agreement will be surrendered to the
      Company promptly upon request
      except to the extent that they are
      required to be retained by the Sub-
      Adviser under applicable law.
      Further, such records shall be open
      to inspection by the Company.  The
      Sub-Adviser will also assure that the
      Company will have the same access
      as the Sub-Adviser has to records
      relating to the Portfolio that are held
      by relevant third parties.  Such
      inspections will be at reasonable
      times during business hours and only
      upon reasonable notice of the
      Company's desire to make an
      inspection.

      (c) The Sub-Adviser
      agrees to advise the Manager of any
      developments, such as the
      reassignment of a portfolio manager,
      that would require Prospectus
      disclosure and to provide any
      necessary information related to such
      developments.

      (d) The Sub-Adviser has
      provided the Manager and the
      Company with a copy of its most
      recent and complete Form ADV and
      will promptly furnish them with
      copies of any material amendments
      to the Form.

      (e) If the Sub-Adviser's
      performance of its obligations under
      this Agreement takes place in the
      United Kingdom, the Sub-Adviser
      shall be and shall remain during the
      effectiveness of this Agreement, a
      member of the Investment
      Management Regulatory
      Organization, Ltd. ("IMRO") and
      thereby regulated in the conduct of
      Investment Business (as defined in
      IMRO's rules) by the IMRO.  The
      Company and the Manager will be
      treated as a Non-Private Customer
      (as defined in IMRO's rules) of the
      Sub-Adviser.

      (f) The Sub-Adviser shall
      furnish the Manager with a
      certificate, signed by a duly
      authorized officer of the Sub-Adviser
      that designates the officers or
      employees of the Sub-Adviser
      having authority to act for and on
      behalf of the Sub-Adviser in
      connection with this Agreement.
      The Sub-Adviser agrees that, until
      such time as the Manager is
      otherwise informed in writing by a
      duly authorized officer of the Sub-
      Adviser, the Manager shall be
      authorized and entitled to rely on any
      notice, instruction, request, order or
      other communication, given either in
      writing or orally, and reasonably
      believed by the Manager in good
      faith to be given by an authorized
      representative of the Sub-Adviser.

      12. REPRESENTATIONS OF
THE MANAGER.  The Manager represents
and agrees that:

      (a) The Manager is
      registered as an "investment adviser"
      under the Advisers Act and has
      provided to the Sub-Adviser a copy
      of its most recent and complete Form
      ADV, along with a copy of the
      Investment Advisory and
      Management Agreement between the
      Manager and the Company and the
      current Company Prospectus
      regarding the Portfolio.  After any
      amendment to the documents
      referenced in this paragraph, the
      Manager will promptly furnish a
      copy of such amended document to
      the Sub-Adviser.  In addition, the
      Manager will provide the Sub-
      Adviser with notice of proposed
      changes in the Prospectus and the
      opportunity to review and comment
      upon such changes before they are
      finalized, wherever possible.

      (b) The Manager and the
      Company are currently in material
      compliance and shall at all times
      continue to be in material
      compliance with the relevant
      requirements of the Advisers Act, the
      1940 Act, all applicable state
      securities and insurance laws, and
      the rules thereunder, as they pertain
      to the Portfolio.

      (c) The Manager shall
      furnish the Sub-Adviser with a
      certificate, signed by a duly
      authorized officer of the Manager
      that designates the officers or
      employees of the Manager having
      authority to act for and on behalf of
      the Manager in connection with this
      Agreement.  The Manager agrees
      that, until such time as the Sub-
      Adviser is otherwise informed in
      writing by a duly authorized officer
      of the Manager, the Sub-Adviser
      shall be authorized and entitled to
      rely on any notice, instruction,
      request, order or other
      communication, given either in
      writing or orally, and reasonably
      believed by the Sub-Adviser in good
      faith to be given by an authorized
      representative of the Manager.

      13. LIABILITY, INDEMNIFICATION AND
FORCE MAJEURE.

            13.1 The Sub-Adviser, its
affiliated firms or its or their employees, officers, or directors will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, its shareholders, FBIC contract owners in connection with the performance of their duties under this Agreement, except for loss resulting from willful misfeasance, bad faith or negligence on their part in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

            13.2 The Manager shall
indemnify the Sub-Adviser against all
claims which may be made against the Sub-
Adviser in connection with the exercise of the powers and discretion conferred upon it pursuant to this Agreement, including reasonable attorneys' fees incurred in connection with any such claim, EXCEPT insofar as such claims allege or are the result of the willful misfeasance, bad faith or negligence of the Sub-Adviser or any of its affiliated firms or its or their employees, officers or directors or its or their breach of this Agreement or violation of applicable law. Conversely, the Sub-Adviser shall indemnify the Manager and the Company against all claims alleging or resulting from the willful misfeasance, bad faith or negligence of the Sub-Adviser or any of its affiliated firms or its or their employees, officers or directors or its or their breach of this Agreement or violation of applicable law, including reasonable attorneys' fees incurred in connection with any such claim.

            13.3 Neither party shall be
held responsible for their nonperformance of any of their obligations under this Agreement by reason of any cause beyond their control, including any breakdown or failure of transmission, communication or computer facilities, postal or other strikes or similar industrial action and the failure of any relevant exchange, clearing house and/or broker for any reason to perform its obligations.

      14. TERM, RENEWAL AND TERMINATION.

            14.1 This Agreement shall,
with respect to the Portfolio, become
effective as of the date first above written and shall remain in force for two years thereafter, and for successive annual periods thereafter but only so long as each such continuance is specifically approved at least annually by (1) a majority of the Directors of the Company who are not parties to this Agreement or interested persons of any such parties (other than as Directors of the Company), by vote cast in person at a meeting called for the purpose of voting on such approval; or (2) a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio. It shall be the duty of the Directors of the Company to request and evaluate, and the duty of the Manager and Sub-Adviser to furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement and any renewal hereof.

            14.2 This Agreement may
be terminated with respect to the Portfolio at any time without the payment of any penalty by the Portfolio (1) by a vote of a majority of the entire Board of Directors of the Company on sixty (60) days' written notice to the Manager and the Sub-Adviser; (2) by vote of the holders of a majority of the outstanding voting securities of such
Portfolio (as defined in the 1940 Act); or (3) by the Sub-Adviser on 60 days' written notice to the Manager and the Company.

            14.3 This Agreement shall
automatically terminate in the event of its assignment, as that term is defined in
Section 2(a)(4) of the 1940 Act and the rules thereunder.

            14.4 On the effective date
of any termination of this Agreement or as close to such date as is reasonably possible, the Sub-Adviser shall provide the Manager with a final report for the Portfolio which will include the fair market value for each of the Portfolio's investments.

            14.5 Upon the Manager's
receipt or service of any notice given by or to the Company concerning the termination of the Manager's appointment as the investment adviser to the Company, the Manager shall immediately forward a copy of such notice to the Sub-Adviser and the Sub-Adviser's appointment under this
Agreement shall terminate on the same date as the termination of the Manager's appointment.

      15. AMENDMENT.  No material
amendment to or modification of this
Agreement shall be effective unless and
until it is set forth in a written amendment signed by the Manager and the Sub-Adviser and approved by the vote of a majority of the outstanding shares of the Portfolio, as defined in the 1940 Act.

      16. AUTHORITY AND ENFORCEABILITY.

            16.1 Each of the parties to
this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform this Agreement and that such actions do not conflict with or violate any provision of law, rule, regulation, other legal requirement, contract or other instrument to which it is a party or to which it is subject and that this Agreement constitutes a valid and binding obligation, inuring to the benefit of the Manager and the Sub-Adviser and their respective successors, enforceable in accordance with its terms.

            16.2 If any provision of
this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and any such invalid or unenforceable provision shall be deemed to be replaced with a valid and enforceable provision that most closely reflects the intention of the parties.

      17. APPLICABLE LAW.  To the
extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Connecticut which apply to contracts made and to be performed in the State of Connecticut.

      18. NOTICES.  All notices
hereunder shall be in writing and shall be delivered in person or by facsimile
(followed by delivery in person) to the
parties at the addresses set forth below:


        If to the Manager:

             HL Investment Advisors, LLC
             200 Hopmeadow Street
             Simsbury, Connecticut 06070
             Fax #:  (860) 297-8892
             Attn:  Legal Department

        If to the Sub-Adviser:

             Lazard Asset Management
             30 Rockefeller Plaza
             New York, NY 10112
             Fax #:  (212) 332-5914
             Attn: Steven C. Ludwig


or such other name or address as may be
given in writing to the other party.

      Unless specifically provided
elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by facsimile and mail, on the date on which such facsimile is sent.

      19. CHANGE IN
MEMBERSHIP.  The Sub-Adviser shall
notify the Manager of any change in the
membership of the Sub-Adviser within a
reasonable period of time following such a change.

      20. EXECUTION.  This
Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[ The remainder of this page intentionally left blank.]


      IN WITNESS WHEREOF, the
parties hereto have caused this instrument to be executed by their duly authorized officers.

Attest:           HL INVESTMENT ADVISORS, LLC
                  By: /s/ David M Znamierowski  /s/ Kevin J. Carr
                  Name: David M. Znamierowski       Kevin J. Carr
                  Title:  Senior Vice President


Attest:           LAZARD ASSET MANAGEMENT
                  a division of Lazard
                  Freres & Co. LLC

                  By: /s/ Charles L. Carroll 4/30/02
                  Name:  Charles L. Carroll
                  Title:  Managing Director




EXHIBIT A

EXAMPLES OF THE ROUTINE ACCOUNTING AND OPERATIONAL
INFORMATION AND DOCUMENTATION REQUIREMENTS OF THE
PORTFOLIO TO BE SATISFIED BY THE SUB-ADVISER

The following information is to be provided to:

Hartford HLS Series Fund II, Inc.
Attn:  Fund Accounting
200 Hopmeadow Street
Simsbury, Connecticut 06089
FAX:  (860) 843-8686
PHONE:  (860) 843-6003

      1. DOCUMENTATION OF
TRADES. On a daily basis, via facsimile, a listing of that day's executed trades and copies of the trade tickets for that day's trades. At the end of each week, by mail, hard copies of documentation for that week's executed trades. The signature or initials of the portfolio manager or duly authorized officer or employee of the Sub-Adviser should be placed on the trade tickets to validate the authenticity of the trading information.

      2. PORTFOLIO HOLDINGS.
On a weekly basis, via facsimile and mail, a list of the Portfolio's holdings. The list should include the following information, for each of the Portfolio's holdings, where applicable: long description, cusip/sedol number, maturity date, par/principal amounts, market value, market price, coupon rate and bond rating.

      3. SECURITY PRICING.  On a
daily basis, by telephone or facsimile: (i) review with the Company's Fund
Accounting Department (the "Department") the prices of the Portfolio's securities, which shall be provided by the Department; (ii) inform the Department of its agreement or disagreement with such prices; (iii) provide the Department with the basis for any disagreement it may have with respect to a particular security's price and its opinion
(along with outside broker quotes) as to what that security's price should be; and (iv) in any instance where the pricing services utilized by the Department do not provide a price for a security held by the Portfolio, provide the Department with reasonable assistance in determining a price for such security.